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                                                                    EXHIBIT 10.4
                                GENERAL RELEASE


     Reference is hereby made to a certain Separation Agreement of even date herewith (the "Agreement") between the undersigned and View Tech, Inc., a Delaware corporation (the "Company").

     In consideration of the Company's agreement to provide severance payments and other benefits under the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby remise, release and forever discharge the Company and its affiliates and subsidiaries, and all of the officers, directors, employees, legal representatives, successors and assigns of each of the foregoing (both individually and in their official capacities) from any and all debts, demands, actions, causes of action (including but not limited to claims for attorneys' fees and for punitive damages), suits, accounts, covenants, agreements, demands, and any and all claims, demands and liabilities whatsoever of every name and nature, specifically including claims under the Age Discrimination in Employment Act, both in Law and in Equity, which against them or any of them, I now have or ever had from the beginning of the world to this date and more especially on account of or in connection with my employment and termination from employment by the Company and any and all acts, incidents and/or occurrences which took place during the term of my employment, including, without limitation, any and all claims based on an alleged violation of any local, state or federal laws, regulations or ordinances in connection with the termination of my employment with the Company, and any and all claims for breach of any alleged contract, agreement or understanding, whether oral or written, having any bearing whatsoever on the terms and conditions of my employment with the Company. However, I do not remise, release or discharge claims for the enforcement of the Agreement.

     I acknowledge that I have been advised by the Company that I should consult an attorney concerning this Release.

     I further agree and understand that I have been given a period of at least 21 days within which to consider the terms of this Release. I agree and understand that if I sign this Release before 21 such days have elapsed, then my signature will be treated as effective by the Company because I will have waived the 21 day period. I agree and understand that for a period of 7 additional days after signing this Release, I have the right to revoke it. I understand that any revocation, to be effective, must be in writing and must be addressed to Franklin A. Reece, President of the Company.

     I HEREBY ACKNOWLEDGE THAT I HAVE TAKEN A SUFFICIENT AMOUNT OF TIME TO CAREFULLY AND THOROUGHLY REVIEW THIS RELEASE, THAT I HAVE READ THIS RELEASE AND UNDERSTAND ALL OF ITS TERMS AND CONDITIONS AND THAT I HAVE SIGNED THIS RELEASE OF MY OWN FREE WILL AND NOT UNDER ANY DURESS FROM ANY REPRESENTATIVE OF THE COMPANY OR ANY OTHER PERSON.

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     I HEREBY WAIVE ANY CLAIM FOR REINSTATEMENT BY THE COMPANY TO MY FORMER
POSITION.

Signed in the Presence of:            Witness my Hand and Seal:


October 5, 1998                       /s/ David A. Kaplan
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                                      David A. Kaplan
Dated:

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